Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of ZIOPHARM Oncology, Inc. (the “Company”) for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Kevin S. Boyle, Sr., the Principal Executive Officer of the Company and Kevin G. Lafond, the Principal Financial Officer of the Company, each hereby each certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2021

/s/ Kevin S. Boyle, Sr.
Kevin S. Boyle, Sr.
Chief Executive Officer
(Principal Executive Officer)

/s/ Kevin G. Lafond
Kevin G. Lafond
Sr. Vice President Finance, Chief Accounting Officer, and Treasurer
(Principal Financial Officer)